AMENDMENT

      THIS AMENDMENT ("Amendment") is made and entered into as of July 6, 2005, by and between Interpharm, Inc., having its principal place of business at 75 Adams Avenue, Hauppauge, New York, 11788 ("Interpharm"), and Tris Pharma, Inc., having its principal place of business at 2033 Route 130, Suite D, Monmouth Junction, NJ 08852 ("Tris").

                              W I T N E S S E T H :

      WHEREAS, on February 24, 2005, Interpharm and Tris entered into an agreement whereby Tris is to transfer certain research and technology to Interpharm which it will use to develop and manufacture certain solid oral dosage pharmaceutical products (the "Solids Agreement"); and

      WHEREAS, Interpharm and Tris desire to amend the Solids Agreement to add certain pharmaceutical products;

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                    AMENDMENT

      1. Amendment to Exhibit A. Exhibit A of the Solids Agreement shall be amended with the addition of the following products:

      2. Amendment of Article I. Section 1.32 of the Solids Agreement shall be deleted and replaced with the following:

      1.32 "Products" shall mean the generic finished dosage pharmaceutical form of the Products listed on Exhibit A annexed hereto, as may be amended from time to time.

            The following shall be added to Article I of the Solids Agreement:

      1.50 "Additional Product Payments" shall mean the aggregate of the _____________ Softgel Payments, the _____________ Payments and the Second Softgel Payments.

      1.51 "Additional Products" shall mean the generic finished dosage pharmaceutical form of the Products listed as number 8, 9 and 10 on Exhibit A, as amended by the Amendment.

      1.52 "Amendment" shall mean the July 6, 2005 Amendment to this Agreement.

      1.53 "___________Softgel Payments" shall mean a payment of $125,000 to Tris upon execution of the Amendment to this Agreement and another payment of $125,000 to Tris upon successful completion of a bioequivalency study with respect to ___________ Softgel.

            For the sake of clarity, throughout this Agreement, "successful completion" shall mean completion of a bioequivalency study wherein i) the results demonstrate bioequivalence as defined by the FDA and ii) meet the requirements for filing an ANDA.

      1.54 "Initial Products" shall mean the Products listed on Exhibit A of the Solids Agreement prior to the Amendment.

      1.55 "___________Payments" shall mean the following: (i) a payment of $125,000 to Tris no later than two weeks after execution of the Amendment, in the event that Interpharm decides to proceed with _____________ in accordance with the terms of this Agreement; (ii) a second payment of $125,000 to Tris upon successful completion of a bioequivalency study with respect to _____________; and (iii) a payment of $125,000 upon receipt of final FDA approval of a _____________ ANDA. Should Interpharm decide not to proceed with _____________, (i) it shall not be deemed to be included as a Product under this Agreement, (ii) Interpharm shall not owe Tris any money for _____________, and (iii) Tris may develop ___________ with a third party.

      1.56 "Second Softgel" shall mean the Product listed as number 10 on Exhibit A, as amended by the Amendment.

      1.57 "Second Softgel Payments" shall mean a payment of $125,000 to Tris no later than the date on which Interpharm notifies Tris in writing of the designation of the Second Softgel (the "Second Softgel Notice").

      3. Amendment of Section 1.44.Section 1.44 of the Solids Agreement shall be deleted and replaced by the following:

      1.44 "Total Tris Payments" shall mean the Initial Payment, plus the total of all of the Quarterly Payments, plus the total of the Additional Product Payments, as of a particular date.

      4. Amendment of Section 2.1.1. The second sentence of Section 2.1.1 of the Solids Agreement shall be deleted and replaced with the following:

      "Tris shall deliver the Development Schedule for each of the Initial Products by April 1, 2005, for __________ Softgel and ___________, by the date of execution of the Amendment, and for the Second Softgel, within thirty (30) days of Tris' receipt of the Second Softgel Notice."

      5. Amendment of Section 2.2. (a) The first sentence of Section 2.2 of the Solids Agreement shall be deleted and replaced by the following:


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

      "By April 1, 2005, Tris shall deliver to the PMC and Interpharm the Development Schedule for each of the Initial Products for their review and Interpharm's approval. Tris shall deliver to the PMC and Interpharm, for their review and Interpharm's approval, the Development Schedule for _______ Softgel and ____________ by the date of execution of the Amendment, and for the Second Softgel, within thirty days of Tris' receipt of the Second Softgel Notice."

      (b) The second sentence of Section 2.2 of the Solids Agreement shall be amended by deleting the first word, and replacing it with the following:

      "With the exception of the Additional Products, in"

      6. Amendment of Section 2.7.1. The following shall be added as a second paragraph to Section 2.7.1:

      "In the case of _____________ Softgel, the exclusivity referred to in the preceding paragraph shall apply only to the manufacture, supply, marketing and distribution of _____________ Softgel for the generic prescription and generic over-the-counter markets. Tris' commitment, and Interpharm's rights, with respect to the branded prescription and branded over-the-counter markets shall be non-exclusive, meaning that Tris shall have the right to cooperate with any other person or entity with respect to the manufacture, supply and/or distribution of _____________ Softgel for the branded prescription and/or branded over-the-counter markets without the prior consent of Interpharm and Interpharm shall have no rights with respect to any sales resulting therefrom. Notwithstanding anything to the contrary contained herein, if _____________ Softgel is sold generically within the Territory by a third party with whom Tris has any direct or indirect agreement with respect to the sale of _____________ Softgel, Interpharm shall still maintain all its rights as set forth in the preceding paragraph, even if such direct or indirect agreement was entered into in compliance with this paragraph."

      7. Amendment of Section 2.8.1.1. Section 2.8.1.1 of the Solids Agreement shall be deleted and replaced by the following:

                  "Making the following payments to Tris. In the event that
            Interpharm fails to make any of the following payments, Tris's sole remedy shall be the commencement of an arbitration in accordance with Section 8.2:

                  2.8.1.1.1 the Initial Payment;

                  2.8.1.1.2 the Quarterly Payments; and

                  2.8.1.1.3 the Additional Product Payments."

      8. Additions to Section 2.8. The following shall be added as Section
2.8.1.12 of the Solids Agreement:


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

      "2.8.1.12 Notifying Tris, in writing, whether it wishes to proceed with _____________ within fourteen (14) days of Interpharm's receipt of
      _____________ Preliminary Product Details. In furtherance thereof, on the date of the Amendment, but not later than 48 hours after said date, Tris shall deliver to Interpharm's in-house intellectual property counsel ("IP Counsel") as many of the Product Details that Tris may have in its possession, as of such delivery date, with respect to _____________ (the "_____________ Preliminary Product Details"). Such disclosure shall be made by Tris based on Interpharm's assurances and agreement that (i) Interpharm's IP Counsel may use and evaluate such _____________ Preliminary Product Details to provide an opinion and recommendation to Interpharm but shall not disclose any of the _____________ Preliminary Product Details to anyone within or outside Interpharm, except Interpharm's outside patent counsel, prior to Interpharm's notification of its decision on whether to proceed with Tris' _____________ and (ii) if Interpharm decides not to proceed with _____________, Interpharm's IP Counsel will return the _____________ Preliminary Product Details to Tris and shall not keep any copies thereof or any notes thereon. In the event that Interpharm, in its sole and absolute discretion, decides not to proceed with _____________, it shall not be responsible to make the _____________ Payments as is set forth in Section 1.55. In addition, nothing in this Agreement shall prevent Interpharm from developing, manufacturing, selling, marketing or distributing _____________ on its own in the future so long as Interpharm does not improperly use any Confidential Information of Tris. In such event, however, prior to submitting a _____________ ANDA to the FDA, Interpharm shall disclose under strict confidentiality its _____________ formula to Tris in sufficient detail to enable Tris to determine whether that formula is based in whole or in part on Tris' Confidential Information. If Tris reasonably believes that Interpharm's formulation is so based, nothing in this Agreement shall prevent Tris from seeking an injunction to block Interpharm from submitting the ANDA and/or from commercializing that _____________ product."

      9. Amendment of Section 3.1. The first sentence of Section 3.1 of the Solids Agreement shall be deleted and replaced with the following:

      "The Parties hereby agree, that for the purpose of clarity, Net Profits shall be calculated separately for each of (i) _______________, (ii) the Additional Products as a group and (iii) the Non-DS Products (as defined below) as a group."

      10. Amendment of Section 3.1.3.1. Section 3.1.3.1 shall be amended by deleting the first seven (7) words and replacing them with the following:

      "With respect to all Products other than the Additional Products and"

      A second paragraph shall be added to Section 3.1.3.1 and read as follows:


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

      "With respect to the Additional Products, the Set Aside shall be distributed to the Parties pro rata based on each Party's share of the aggregate of all of the Additional Product Payments, Development Costs and the Tris Reimbursable Set Aside for the Additional Products until the aggregate of the Set Aside for the Additional Products is equal to the sum of the Additional Product Payments plus all Development Costs plus the Tris Reimbursable Set Aside relating to the Additional Products."

      11. Amendment of Section 3.1.3.2. Section 3.1.3.2 of the Solids Agreement shall be amended by adding a second sentence as follows:

      "After the Set Aside, each Party shall be entitled to 50% of the remaining Net Profits, if any, from the sales of Additional Products, with the exception of _____________ Softgel, for which Interpharm shall be entitled to 60% of the remaining Net Profits and Tris shall be entitled to 40% of the remaining Net Profits."

      12. Amendment of Section 10.5. Section 10.5 of the Solids Agreement shall be deleted and replaced by the following:

      "This Agreement, as amended by the Amendment, contains the sole and entire agreement and understanding of the parties hereto and their respective affiliates and representatives relating to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties concerning the subject matter hereof made prior to the date of this Agreement, as amended by the Amendment."

                                   ARTICLE II

                                  MISCELLANEOUS

      1. Amendments. The terms and provisions set forth in this Amendment shall modify and supercede all inconsistent terms and provisions set forth in the Solids Agreement. The parties agree that the Solids Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

      2. Survival of Representations and Warranties. All representations and warranties made in the Solids Agreement shall survive the execution and delivery of this Amendment.

      3. Headings. The section headings contained in this Amendment are for purposes of convenience only, and shall in no way bear upon the construction or interpretation of this Amendment.

      4. Modification and Waiver. This Amendment may not be modified or amended except by an instrument or instruments in writing signed by the parties hereto. No waiver of any of the provisions of this Amendment shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar. No waiver shall be binding unless executed in writing by the party making the waiver.


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

      5. Counterparts. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      6. Severability. The provisions of this Amendment are severable, and the invalidity of any provision shall not affect the validity of any other provisions.

      7. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.


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

      8. Governing Law. This Amendment, its validity, interpretation and performance shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the conflict of laws provisions thereof.

      IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.

                                        INTERPHARM, INC.


                                       By:  /s/ Bob Sutaria
                                           -------------------------------------
                                           Bob Sutaria, President


                                       TRIS PHARMA, INC.


                                       By:  /s/ Katan Mehta
                                           -------------------------------------
                                           Ketan Mehta, CEO and President


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